Exhibit 10.10.9

NINTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Ninth Amendment to Amended and Restated Loan and Security Agreement is entered into as of April 11th, 2013 (the “Amendment”), by and between APPLIED OPTOELECTRONICS, INC. (“Borrower”) and EAST WEST BANK (“Bank”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of May 20, 2009 and as amended from time to time including that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 3rd, 2010, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 28th, 2010, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of December 6th, 2010, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of May 5th, 2011, that certain letter dated September 30, 2011, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of November 30th, 2011, that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of March 29th, 2012, that certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of June 29, 2012, that certain Eighth Amendment to Amended and Restated Loan and Security Agreement dated as of November 2nd, 2012 and that certain Assignment, Assumption and Amendment Agreement (this “Agreement”) dated as of March 25, 2013 (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.                                      Bank consents to the incurrence of an aggregate of Indebtedness, without limitation as to amount, by Global Technology, Inc. (the “GTI Debt”), a wholly owned subsidiary of Prime World International Holdings, Ltd. (which is a wholly owned subsidiary of Borrower), provided that (i) Borrower is not a co-borrower or guarantor to the GTI Debt, or in any way obligated or liable with respect to the GTI Debt, (ii) none of Borrower’s assets shall be pledged or used to secure the GTI Debt, and (iii) Borrower shall not make any Investment into Global Technology, Inc. in support of the GTI Debt.

2.                                      The following defined terms set forth in Section 1.1 of the Agreement are amended and restated in their entirety to read as follows:

“EXIM Maturity Date” means November 15, 2014.

“Real Estate Maturity Date” means November 15, 2014.

“Revolving Line Maturity Date” means November 15, 2014.

“Revolving Line II Maturity Date” means November 15, 2014.

3.                                      Notwithstanding anything to the contrary in Section 2.1(g), the Cash Secured Advance, and all accrued interest, shall be due and payable on May 5, 2013. Once repaid, Cash Secured Advances may not be reborrowed.

4.                                      Section 2.3(a) of the Agreement is amended in its entirety to read as follows:

(a)                                 Interest Rates.

(i)                                     Except as set forth in Section 2.3(b), (A) the outstanding principal balance of each Revolving Advance, Equipment Advance, EXIM Advance and Line II

Advance shall bear interest at a variable rate per annum equal to the Prime Rate plus 1.25%, provided however, that at no time shall the interest rate applied to any such Credit Extension be less than 4.5% per annum; (B) on and after Bank’s receipt of evidence, in form and substance satisfactory to Bank, that Borrower’s EBITDA is not less than ($263,000) for quarter ended March 31, 2013 (the “Q1 Milestone”), the outstanding principal balance of each Revolving Advance, Equipment Advance, EXIM Advance and Line II Advance shall bear interest at a variable rate per annum equal to the Prime Rate plus 1.125%, provided however, that at no time shall the interest rate applied to any such Credit Extension be less than 4.375% per annum; and (C) on and after Borrower’s achievement of the Q1 Milestone and Borrower’s initial underwritten public offering that results in at least $20,000,000 in cash proceeds to Borrower, the outstanding principal balance of each Revolving Advance, Equipment Advance, EXIM Advance and Line II Advance shall bear interest at a variable rate per annum equal to the Prime Rate plus 1.0%, provided however, that at no time shall the interest rate applied to any such Credit Extension be less than 4.25% per annum.

(ii)                                  Except as set forth in Section 2.3(b), the outstanding principal balance of each Real Estate Advance, shall bear interest at a variable rate per annum equal to the Prime Rate plus 0.90%, provided however, that at no time shall the interest rate applied to any Real Estate Advance be less than 5.375% per annum (the “Floor Rate”) unless Borrower has entered into an interest rate swap contract in form and substance satisfactory to Bank, upon which time the Floor Rate shall not apply. Notwithstanding the foregoing, on and after Borrower’s initial underwritten public offering that results in at least $20,000,000 in cash proceeds to Borrower, the outstanding principal balance of the Real Estate Advance shall bear interest at a variable rate per annum equal to the Prime Rate plus 0.75%, provided however, that at no time shall the interest rate applied to any Real Estate Advance be less than 4.0% per annum.

(iii)                               Except as set forth in Section 2.3(b), the outstanding principal balance of each Cash Secured Advance shall bear interest at a variable rate per annum equal to the Prime Rate minus 2.0%.

(iv)                              Interest shall be computed daily on the basis of a 360 day year and actual days elapsed.

5.                                      Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Agreement.

6.                                      Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7.                                      This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8.                                      As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                 this Amendment, duly executed by Borrower;

(b)                                 Amendment to Warrant;

(c)                                  payment an amendment fee of $15,095, plus any fees required by EXIM, plus all Bank Expenses incurred through the date of this Amendment; and

(d)                                 such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

APPLIED OPTOELECTRONICS, INC.

By:	/s/ Chih-Hsiang (Thompson) Lin

Title: CEO

EAST WEST BANK

By:	/s/ Lisa Chang

Title: Vice President